Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Revolving Operating Note

Increase in Principal Amount of Note

Principal Amount: 50,000,000

This Change in Terms Agreement is entered into as of December 20, 2007, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FC Stone L.L.C., West Des Moines, Iowa 50266, an Iowa corporation (the “Borrower”).

Whereas, Deere has provided a Revolving Operating Loan facility (the “Loan”) in the amount of $30,000,000 governed by a Master Loan Agreement, dated February 15, 2001, as may be amended from time to time, and evidenced by a note (the “Note”) in the Principal Amount of $36,750,000 dated May 19, 2006, a Change in Terms Agreement in the Principal Amount of $51,750,000 dated January 16, 2007, a Change in Terms Agreement in the Principal Amount of $48,750,000 dated February 26, 2007 and a Change in Terms Agreement in the Principal Amount of $30,000,000 dated August 15, 2007; and

Whereas, the Borrower has requested an increase of $20,000,000 in the amount of the Revolving Operating Loan facility and Deere has approved the requested increase as stated herein; now

Therefore, the Revolving Operating Loan facility with a Final Due Date of March 1, 2008, will be increased by $20,000,000 making a total loan and commitment in the Principal Amount of $50,000,000 and the Note shall be amended to reflect the terms and conditions agreed upon between Deere and Borrower:

1.	The Principal Amount of the Note shall be increased from $30,000,000 to $50,000,000 until such time as the $20,000,000 shall become due and payable, and

2.	The Final Due Date of the $20,000,000 shall be March 1, 2008.

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Change in Terms Agreement to be executed by their duly authorized officers as of the date first shown above.

Deere Credit, Inc.		FC Stone L.L.C.

By:	/s/ Sharon Luellen	By:	/s/ Robert V. Johnson
Title:	Credit Account Manager	Title:	Exec. V.P. & CFO